UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒       Preliminary Proxy Statement
☐        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material under §240.14a-12

PETROS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒       No fee required
☐        Fee paid previously with preliminary materials
☐        Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

August      , 2023

To Our Stockholders:

On behalf of the Board of Directors (the “Board”) of Petros Pharmaceuticals, Inc. (the “Company,” “Petros,” “our” or “we”), I cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) at 10 a.m. Eastern Time on Thursday, September 14, 2023. To provide access to our stockholders regardless of geographic location, this Special Meeting will be held in a virtual-only meeting format at www.virtualshareholdermeeting.com/PTPI2023SM.

Stockholders will be able to participate, vote electronically and submit questions during the Special Meeting. Details regarding the meeting, the business to be conducted at the Special Meeting and information about Petros that you should consider when you vote your shares are described in the accompanying Notice of Special Meeting of Stockholders (the “Notice”), the proxy statement (the “Proxy Statement”) and the proxy card. We urge you to review these materials carefully and to vote your shares electronically via the Internet or by completing and returning the proxy card or voting instruction form if you requested paper proxy materials. Our Proxy Statement is also available at www.proxyvote.com.

At the Special Meeting, we will ask stockholders:

1.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying shares of convertible preferred stock and warrants issued by us in a private placement in July 2023, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of convertible preferred stock in the form of issuance of shares of common stock and upon the operation of anti-dilution provisions applicable to such convertible preferred stock and warrants in accordance with their terms) (the “Issuance Proposal”);

2.	To approve a proposed amendment to the Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan to increase the aggregate number of shares available for the grant of awards by 2,500,000 shares, to a total of 2,760,000 shares of common stock (the “Incentive Plan Amendment Proposal”);

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Share Increase Proposal”); and

4.	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal.

The Board recommends the approval of each of these four proposals. Such other business will be transacted as may properly come before the Special Meeting.

We hope you will be able to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, your vote is important. We encourage you to vote your shares electronically via the Internet or by completing and returning your proxy card if you requested paper proxy materials prior to the Special Meeting, in order for your shares to be represented and voted at the Special Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

We urge you to read the Notice and Proxy Statement carefully and vote in accordance with the Board’s recommendations on all proposals.

Thank you for your continued support of Petros Pharmaceuticals, Inc. We look forward to seeing you at the Special Meeting.

Sincerely,

John D. Shulman,
Executive Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON ThUrSDAY, September 14, 2023:

Our official Notice of Special Meeting of Stockholders and Proxy Statement are available at: www.proxyvote.com.

Notice of Special Meeting of Stockholders of
Petros Pharmaceuticals, Inc.

August      , 2023

TIME: 10 a.m. Eastern Time
DATE: September 14, 2023
PLACE: www.virtualshareholdermeeting.com/PTPI2023SM

Purposes:

1.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying shares of convertible preferred stock and warrants issued by us in a private placement in July 2023, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of convertible preferred stock in the form of issuance of shares of common stock and upon the operation of anti-dilution provisions applicable to such convertible preferred stock and warrants in accordance with their terms) (the “Issuance Proposal”);

2.	To approve a proposed amendment to the Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan to increase the aggregate number of shares available for the grant of awards by 2,500,000 shares, to a total of 2,760,000 shares of common stock (the “Incentive Plan Amendment Proposal”);

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Share Increase Proposal”);

4.	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal (the “Adjournment Proposal”); and

5.	To transact such other business that is properly presented at the Special Meeting and any adjournments or postponements thereof.

Stockholders are referred to the Proxy Statement for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board of Directors recommends a vote “FOR” Proposals 1–4.

Who May Vote:

Only stockholders of record as of the close of business on August 16, 2023 (the “Record Date”) are entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements of the meeting. You will be able to participate in the virtual Special Meeting online and vote your shares electronically during the meeting. You will not be able to attend the Special Meeting in person.

To virtually attend the Special Meeting, you must be a stockholder of record or beneficial owner as of the close of business on the Record Date. You will be able to virtually attend and participate in the Special Meeting by visiting www.virtualshareholdermeeting.com/PTPI2023SM and entering the control number included in your proxy card if your shares are registered in your name or voting instruction form if your shares are held in the name of a broker, trust, bank or other nominee, as applicable. Stockholders of record will need their control number to vote at the virtual Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting, please call the technical support number available on the virtual meeting page on the morning of the Special Meeting. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares during the meeting. Beneficial owners of shares held in street name will need to follow the instructions provided by their broker, bank, trustee or other nominee that holds their shares. Stockholders will be also able to submit questions during the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for examination during normal business hours for ten (10) calendar days before the Special Meeting at our address above. To the extent office access is impracticable, you may contact Fady Boctor at (973) 242-0005 for alternative arrangements to examine the stockholder list. The email should state the purpose of the request and provide proof of ownership of our voting securities as of the close of business on the Record Date. Whether you plan to attend the Special Meeting or not, we urge you to vote by following the instructions on your proxy card or voting instruction form and submit your proxy by Internet or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting, pursuant to the directions set forth in the proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

John D. Shulman,
Executive Chairman of the Board

Petros Pharmaceuticals, Inc.
1185 Avenue of the Americas, 3rd Floor
New York, NY 10036

Proxy Statement for the
Petros Pharmaceuticals, Inc.
Special Meeting of Stockholders
to be Held on September 14, 2023

This Proxy Statement, along with the Notice of Special Meeting of Stockholders, contains information about the Special Meeting of Petros Pharmaceuticals, Inc., including any adjournments or postponements thereof. We are holding the Special Meeting at 10 a.m. Eastern Time, on Thursday, September 14, 2023, in virtual format at www.virtualshareholdermeeting.com/PTPI2023SM.

In this Proxy Statement, we refer to Petros Pharmaceuticals, Inc. as “Petros,” “the Company,” “we” and “us.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Special Meeting.

On or about August      , 2023, we began sending proxy materials to stockholders entitled to vote at the Special Meeting.

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS FOR THE
Special MEETING of Stockholders
TO BE HELD ON September 14, 2023

This Proxy Statement and our Notice of Special Meeting of Stockholders are available for viewing, printing and downloading at www.proxyvote.com. Additionally, you can find a copy of our 2022 Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2022 on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website at www.petrospharma.com.

The executive offices of the Company are located at, and the mailing address of the Company is, 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036.

At the special meeting of stockholders to be held on Thursday, September 14, 2023 (the “Special Meeting”), the Company expects the following matters to be acted upon:

1.	The authorization, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our common stock underlying shares of convertible preferred stock and warrants issued by us in a private placement in July 2023, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of convertible preferred stock in the form of issuance of shares of common stock and upon the operation of anti-dilution provisions applicable to such convertible preferred stock and warrants in accordance with their terms) (the “Issuance Proposal”);

2.	The approval of a proposed amendment to the Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan to increase the aggregate number of shares available for the grant of awards by 2,500,000 shares, to a total of 2,760,000 shares of common stock (the “Incentive Plan Amendment Proposal”);

3.	The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Share Increase Proposal”);

4.	The approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal (the “Adjournment Proposal”); and

5.	The transaction such other business that is properly presented at the Special Meeting and any adjournments or postponements thereof.

The Board unanimously recommends that you vote “For” items 1, 2, 3, and 4.

Cautionary Note Regarding Forward-Looking Statements

Disclosures in this proxy statement may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based upon management’s assumptions, expectations, projections, intentions and beliefs about future events. Except for historical information, the use of predictive, future-tense or forward-looking words such as “intend,” “plan,” “predict,” “may,” “will,” “project,” “target,” “strategy,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. Such forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation, Petros’ ability to execute on its business strategy, including its plans to develop and commercialize its product candidates; Petros’ ability to comply with obligations as a public reporting company; Petros’ ability to maintain compliance with the listing standards of The Nasdaq Stock Market (“Nasdaq”); the ability of Petros to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; the risk that the financial performance of Petros may not be as anticipated by the merger transactions that resulted in the Company’s creation; risks resulting from Petros’ status as an emerging growth company, including that reduced disclosure requirements may make shares of our common stock, par value $0.0001 per share (the “Common Stock”) less attractive to investors; ; Petros’ ability to continue as a going concern; risks related to Petros’ history of incurring significant losses; risks related to Petros’ dependence on the commercialization of a single product, Stendra®; risks related to Petros’ ability to obtain regulatory approvals for, or market acceptance of, any of its products or product candidates; and the impact of the public health emergencies, such as the COVID-19 pandemic, and the related responses of governments, consumers, customers, suppliers, employees and the Company, on our business, operations, employees, financial condition and results of operations. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are described in the Company’s quarterly reports on Form 10-Q, in “Risk Factor Summary” and in Part I, Item 1A., “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in our other reports filed with the SEC. We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. Petros cautions readers that the forward-looking statements included in, or incorporated by reference into, this proxy statement represent our beliefs, expectations, estimates and assumptions only as of the date hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, Petros cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in, or incorporated by reference into, this proxy statement to reflect any new information or future events or circumstances or otherwise, except as required by the federal securities laws.

Important Information About The Special Meeting And Voting

Why is the Company Soliciting My Proxy?

The Board of Directors (the “Board”) of Petros Pharmaceuticals, Inc. is soliciting your proxy to vote at a special meeting of stockholders to be held on Thursday, September 14, 2023 at 10 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/PTPI2023SM, and any postponement or adjournments of the meeting (the “Special Meeting”). This proxy statement (this “Proxy Statement”) and the Notice of Special Meeting of Stockholders (the “Notice”) summarize the purposes of the meeting and the information you need to know to vote at the Special Meeting.

Who Can Vote?

Only stockholders who owned our Common Stock as of the close of business on August 16, 2023 (the “Record Date”) are entitled to vote at the Special Meeting. On the Record Date, there were shares of our Common Stock outstanding and entitled to vote.

You do not need to attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Common Stock that you own entitles you to one vote. There is no cumulative voting.

What is the Purpose of the Special Meeting?

At the Special Meeting, stockholders will consider and vote upon the following matters:

•	Proposal 1: To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying shares of convertible preferred stock and warrants issued by us in a private placement in July 2023, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of convertible preferred stock in the form of issuance of shares of common stock and upon the operation of anti-dilution provisions applicable to such convertible preferred stock and warrants in accordance with their terms) (the “Issuance Proposal”);

•	Proposal 2: To approve a proposed amendment to the Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan to increase the aggregate number of shares available for the grant of awards by 2,500,000 shares, to a total of 2,760,000 shares of common stock (the “Incentive Plan Amendment Proposal”);

•	Proposal 3: To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Share Increase Proposal”);

•	Proposal 4: To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal (the “Adjournment Proposal”); and

•	To consider and act upon any other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

How Do I Vote?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted for, against or abstain with respect to Proposals 1 – 4. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Special Meeting. If your shares are registered directly in your name through our stock transfer agent, Pacific Stock Transfer Co., or you have stock certificates registered in your name, you may vote:

By Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided in the Notice or on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on September 13, 2023.

By mail

You can vote by mail by completing, signing, dating and returning your proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

Virtually at the meeting

You will also be able to vote your shares electronically by participating in the virtual Special Meeting. To participate in the virtual Special Meeting, you will need the control number included on your proxy card (if you requested paper materials) or on the instructions that accompanied your proxy materials.

If your shares are held in “street name” (held in the name of a bank, broker, nominee or other holder of record), you will receive instructions from the holder of record. You must follow the instructions provided to you by the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to virtually vote your shares at the Special Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card in order to vote.

How Does the Board Recommend That I Vote on the Proposals?

The Board recommends that you vote as follows:

•	“FOR” the Issuance Proposal;

•	“FOR” the Incentive Plan Amendment Proposal;

•	“FOR” the Share Increase Proposal; and

•	“FOR” the Adjournment Proposal.

What Happens if Additional Matters are Presented at the Special Meeting?

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with their best judgment. At the time this Proxy Statement was first made available, we knew of no matters to be acted on at the Special Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

You may change or revoke your proxy at any time before polls close at the Special Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you submitted a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above, or by voting by Internet on a date later than the prior proxy;

•	by notifying the Company in writing before the Special Meeting that you have revoked your proxy no later than 5:00 p.m. Eastern Time on September 11, 2023; or

•	by attending the virtual Special Meeting and voting electronically. Attending the virtual Special Meeting will not in and of itself revoke a previously submitted proxy.

Your most current vote, whether by Internet, proxy card or at the Special Meeting is the one that will be counted.

What if I Receive More Than One Notice, Proxy Statement and Proxy Card?

You may receive more than one Notice, Proxy Statement, proxy card or voting instruction card if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares will not have the authority to vote your unvoted shares on any of the proposals at the Special Meeting without receiving instructions from you.

Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on the Issuance Proposal, the Incentive Plan Amendment Proposal, the Share Increase Proposal, or the Adjournment Proposal, no votes will be cast on such proposal on your behalf. If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for any proposal.

What Constitutes a Quorum for the Special Meeting?

The presence, by virtual attendance or by proxy, of the holders of one third in number of the total outstanding stock issued and entitled to vote at the Special Meeting, is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the Special Meeting by virtual attendance or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Assuming the presence of a quorum:

Proposal 1: the Issuance Proposal	The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve the Issuance Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Issuance Proposal. Because the Issuance Proposal is not considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, will not be able to vote your shares without your instruction with respect to the Issuance Proposal. As a result, the failure to instruct your bank, broker, trustee or other nominee as to how to vote on the Issuance Proposal will result in a broker non-vote, which will have no effect on the results of this vote.

Proposal 2: the Incentive Plan Amendment Proposal	The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve the Incentive Plan Amendment Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Incentive Plan Amendment Proposal. Because the Incentive Plan Amendment Proposal is not considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, will not be able to vote your shares without your instruction with respect to the Incentive Plan Amendment Proposal. As a result, the failure to instruct your bank, broker, trustee or other nominee as to how to vote on the Incentive Plan Amendment Proposal will result in a broker non-vote, which will have no effect on the results of this vote.

Proposal 3: the Share Increase Proposal	The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve the Share Increase Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Share Increase Proposal. Because the Share Increase Proposal is not considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, will not be able to vote your shares without your instruction with respect to the Share Increase Proposal. As a result, the failure to instruct your bank, broker, trustee or other nominee as to how to vote on the Share Increase Proposal will result in a broker non-vote, which will have no effect on the results of this vote.

Proposal 4: the Adjournment Proposal	The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve the Adjournment Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Adjournment Proposal. Because the Adjournment Proposal is not considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, will not be able to vote your shares without your instruction with respect to the Adjournment Proposal. As a result, the failure to instruct your bank, broker, trustee or other nominee as to how to vote on the Share Increase Proposal will result in a such broker non-vote, which will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Broadridge Financial Solutions, Inc., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Who Counts the Votes?

All votes will be tabulated by Broadridge Financial Solutions, Inc., the inspector of election appointed for the Special Meeting. Each proposal will be tabulated separately.

Where Can I Find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting, and we will publish the voting results in a Current Report on Form 8-K (the “Form 8-K”), which we expect to file with the SEC within four business days of the Special Meeting. If final results are unavailable when we file the Form 8-K, then we will file an amendment to the Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to our stockholders with respect to any of the proposals described above to be brought before the Special Meeting.

What Are the Costs of Soliciting these Proxies?

Our Board is asking for your proxy and we will pay all of the costs of soliciting these proxies. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Attending the Special Meeting

The Special Meeting will be held at 10 a.m. Eastern Time on Thursday, September 14, 2023, virtually at www.virtualshareholdermeeting.com/PTPI2023SM. To be admitted to the Special Meeting, you must enter the control number on your proxy card. You also may vote online by following the instructions provided on the meeting website during the Special Meeting.

The meeting webcast is expected to begin promptly at 10 a.m. Eastern Time on September 14, 2023. Online access will begin at 9:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time. If you require technical support, please visit www.virtualshareholdermeeting.com/PTPI2023SM and click on the “Support” link to view answers to commonly asked technical questions. A phone number for technical support will be available on the day of the meeting and will be posted on the “Support” page.

Householding of Annual Disclosure Documents

Pursuant to SEC rules, either us or your bank, broker or other nominee will send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your bank, broker or other nominee believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The SEC rules apply to our Annual Reports on Form 10-K, proxy statements and information statements. Once you receive notice from your bank, broker or other nominee or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of the Company’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

1.	If your shares of the Company are registered in your own name, please contact our transfer agent, Pacific Stock Transfer Co., and inform them of your request by calling them at +1 (800) 785-7782 or writing them at 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119.

2.	If a bank, broker or other nominee holds your shares of the Company, please contact the bank, broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on your proxy card.

Who Can Help Answer My Questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this proxy statement. If you have any questions, or need additional material, please feel free to contact Fady Boctor, at (215) 370-6927. You will also be able to submit questions during the Special Meeting.

Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise noted, the address for each person named in the table is c/o Petros Pharmaceuticals, Inc., 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Juggernaut Capital Partners III GP, Ltd.(3)	789,969
Intracoastal Capital LLC(4)	167,139
Bruce T. Bernstein(5)	13,346
Greg Bradley(6)	13,314
John Shulman(7)	789,969
Joshua N. Silverman(8)	16,237
Wayne R. Walker(9)	13,315
Fady Boctor(10)	21,566
Mitch Arnold(11)	5,117
Andrew Gesek(12)	10
All directors and executive officers as a group	872,864

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares set forth in the above table.

(2)	A total of shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of the Record Date.

(3)	Based solely on the Schedule 13D/A filed jointly with the SEC on February 28, 2022 by JCP III SM AIV, L.P. (“JCP III AIV”), METP Holdings, LLC (“METP”), Juggernaut Partners III GP, L.P. (“JCP III GP”), Juggernaut Partners III GP, Ltd. (“JCP III GP Ltd”), and John Shulman. The shares of Common Stock are directly held by JCP III AIV and METP. The shares of Common Stock directly held by JCP III AIV and METP are also indirectly beneficially owned by: JCP III GP, the sole general partner of JCP III AIV and METP; JCP III GP Ltd, the sole general partner of JCP III GP; and John Shulman, the sole director of JCP III GP Ltd (JCP III GP, JCP III GP Ltd and Mr. Shulman, together the “Indirect JCP Reporting Persons”). Mr. Shulman is also a Director of Petros. The address of each of the parties herein is 5301 Wisconsin Avenue NW, Suite 570, Washington, DC 20015. Each of the Indirect JCP Reporting Persons disclaims beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise of such portion of the Common Stock held directly by JCP III AIV in which the Indirect Reporting Persons have no pecuniary interest.

Amount consists of (1) 568,990 shares of common stock held by JCP III AIV, (2) 1,365 shares of common stock held by METP, (3) 214,614 shares underlying warrants held by JCP III AIV that were exercisable as of the Record Date or will be exercisable within 60 days thereafter, and (4) 5,000 shares underlying stock options held by Mr. Shulman that were vested as of the Record Date or will vest within 60 days thereafter.

(4)	Based solely on the Schedule 13G/A filed jointly with the SEC on February 8, 2023 by Intracoastal Capital, LLC (“Intracoastal”), Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”). Mr. Kopin and Mr. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. Amount includes (1) 24,413 shares of common stock and (ii) 142,726 shares underlying warrants held by Intracoastal that were exercisable as of the Record Date or will be exercisable within 60 days thereafter.

(5)	Amount consists of (1) 8,346 shares of common stock and (2) 5,000 shares underlying stock options held by Mr. Bernstein that were vested as of the Record Date or will vest within 60 days thereafter.

(6)	Amount consists of (1) 8,314 shares of common stock and (2) 5,000 shares underlying stock options held by Mr. Bradley that were vested as of the Record Date or will vest within 60 days thereafter.

(7)	John Shulman is the sole shareholder and director of JCP III GP Ltd. Refer to note 3 for further information. Mr. Shulman’s address is 5301 Wisconsin Avenue NW, Suite 570, Washington, DC 20015.

(8)	Amount consists of (1) 11,237 shares of common stock and (2) 5,000 shares underlying stock options held by Mr. Silverman that were vested as of the Record Date or will vest within 60 days thereafter.

(9)	Amount consists of (1) 8,314 shares of common stock and (2) 5,000 shares underlying stock options held by Mr. Walker that were vested as of the Record Date or will vest within 60 days thereafter.

(10)	Amount consists of 21,566 shares underlying stock options held by Mr. Boctor that were vested as of the Record Date or will vest within 60 days thereafter.

(11)	Amount consists of (1) 117 shares of common stock held directly and (2) 5,000 shares underlying stock options held by Mr. Arnold that were vested as of the Record Date or will vest within 60 days thereafter.

(12)	Amount consists of 10 shares of common stock held directly. Mr. Gesek resigned from his position as President of Timm Medical Technologies, Inc., a wholly-owned subsidiary of the Company, effective February 28, 2022.

Executive Officer And Director Compensation

The Board is responsible for evaluating and approving the compensation of executive officers. The major elements of Petros’ compensation program include:

●	base salary;

●	cash bonus incentive opportunities tied to Petros’ performance and certain employment agreements;

●	retirement benefits through a qualified defined contribution scheme (such as a 401(k) plan in the United States); and

●	other benefit programs generally available to all U.S. and non-U.S. employees that are customary and appropriate for the country in which the employee is operating.

Petros’ Compensation Objectives

	Description	Performance/ Job Considerations	Primary Objectives
Base Salary	Fixed cash amount.	Increases based upon individual performance against goals, objectives and job criteria such as executive qualifications, responsibilities, role criticality, potential and market value.	Recruit qualified executives or personnel. Retention of personnel.
Cash Incentive Opportunity	Short-term incentive, annual bonus opportunities.	Amount of actual payment based on achievement of corporate financial goals, key strategic and operating objectives.	Promote achievement of short-term financial goals and strategic and operating objectives.
Retirement and Welfare Benefits	401(k) plan, health and insurance benefits.	None, benefits offered to broad workforce.	Recruit qualified employees.

Petros provides base salary based on the executive officers’ individual responsibilities and performance. Petros offers bonus opportunities to certain executive officers and employees based primarily on company performance. See “Employment Agreements” below. Petros’ compensation decisions and salary adjustments are generally evaluated on a calendar year basis.

The Compensation Committee of the Board (the “Compensation Committee”) is responsible for determining executive compensation.

Summary Compensation Table

The following table shows compensation awarded to, paid to or earned by, (1) Petros’ principal executive officer, (2) Petros’ most highly compensated executive officer other than the principal executive officer and (3) up to two individuals who would have qualified as one of Petros’ two most highly compensated executive officers other than the principal executive officer but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year; during the fiscal years ended December 31, 2022 and 2021.

					Non-equity
					Incentive Plan
				Option	Compensation	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($) (1)	($)	Compensation($) (2)	Total ($)
Fady Boctor	2022	350,000	280,000	—	—	52,209	682,209
President and Chief Commercial Officer	2021	350,000	125,000	658,340	—	44,481	1,177,821
Mitchell Arnold	2022	288,750	60,000	—	—	58,264	407,014
Vice President of Finance and Chief Accounting Officer	2021	262,500	50,000	131,659	—	53,424	497,584
Andrew Gesek(3)	2022	128,750	—	—	—	7,046	135,796
Former President, Timm Medical	2021	300,000	—	197,489	—	47,899	545,388

(1)	For awards of stock options, the aggregate grant date fair value is computed based on the Black-Scholes option pricing model using the fair value of the underlying shares at the measurement date.

(2)	Amounts in this column reflect 401(k) contributions, insurance premiums (life, long term disability, short term disability, health, dental, and vision), and, for Mr. Arnold, car allowances. For 2022, this represents: for Mr. Boctor, $11,911 for contributions under Metuchen’s 401(k) plan and $40,298 of insurance premiums; for Mr. Arnold, $10,135 for contributions under Metuchen’s 401(k) plan and $48,129 of insurance premiums; and for Mr. Gesek, $1,618 for contributions under Metuchen’s 401(k) plan and $5,428 of insurance premiums. For 2021, this represents: for Mr. Boctor, $8,578 for contributions under Metuchen’s 401(k) plan and $35,903 of insurance premiums; for Mr. Arnold, $10,066 for contributions under Metuchen’s 401(k) plan and $43,358 of insurance premiums; and for Mr. Gesek, $9,135 for contributions under Metuchen’s 401(k) plan and $38,764 of insurance premiums.

(3)	Mr. Gesek resigned from his position as President of Timm Medical Technologies, Inc., a wholly-owned subsidiary of the Company, effective February 28, 2022.

Employment Agreements

Fady Boctor

On January 24, 2019, the Company provided an offer letter to Mr. Boctor. The offer letter provided for Mr. Boctor’s at-will employment and set forth his initial base salary as $250,000 per annum ($208,333 was paid pro-rata based on his start date of March 1, 2019), a signing bonus of $50,000, eligibility for an annual bonus with a target of 36% of his base salary and additional incentive bonuses, and eligibility to participate in the Company’s benefit plans generally. Mr. Boctor is subject to the Company’s standard confidentiality, non-competition and invention assignment agreement.

On December 11, 2020 and in connection with the commencement of Mr. Fady Boctor’s employment as the President and Chief Commercial Officer of Petros, the Company and Mr. Boctor entered into a Bonus Agreement (the “Bonus Agreement”), pursuant to which Petros agreed to award Mr. Boctor a bonus in the amount of $125,000 payable on December 15, 2020. The Bonus Agreement provides that in the event that Mr. Boctor was not employed by Petros on June 11, 2022, he would have been obligated to repay such amount to Petros, unless his employment was terminated by Petros without “Cause” or by Mr. Boctor for “Good Reason” as such terms are defined in the Bonus Agreement.

Effective as of February 19, 2021, the Company entered into an employment offer letter (the “Employment Offer Letter”) with Mr. Boctor, pursuant to which, Mr. Boctor will serve in an “at-will” capacity, at an initial base salary of $350,000 per annum. Mr. Boctor received a signing bonus in the amount of $250,000 (the “Signing Bonus”), payable in two equal installments of $125,000 each, the first of which was paid to Mr. Boctor in December 2020, and the second of which was paid to Mr. Boctor on May 15, 2021, provided that Mr. Boctor remained employed with the Company on such date. The Employment Offer Letter provided that in the event that Mr. Boctor did not remain employed by Petros on May 1, 2022, he would have been obligated to repay to Petros the Signing Bonus, unless his employment was terminated by Petros without “Cause” or by Mr. Boctor for “Good Reason” as such terms are defined in the Employment Offer Letter. Additionally, commencing in calendar year 2021, Mr. Boctor is eligible to earn an annual cash bonus (the “Annual Bonus”) in respect of each calendar year that ends during the term of his employment, to be earned based on the achievement of performance objectives determined in the discretion of the Compensation Committee. Each Annual Bonus is targeted at 100% of Mr. Boctor’s then-base salary. Mr. Boctor is entitled to participate in all employee benefit plans, policies, programs or privileges made available to similarly situated employees of Petros. The Employment Offer Letter contains customary restrictive covenants and confidentiality obligations and provides that Mr. Boctor will be subject to non-competition and non-solicitation covenants during the term of his employment with Petros and for a period of one-year following Mr. Boctor’s separation from the Company under any circumstances.

In consideration of entering into the Employment Offer Letter, Mr. Boctor was granted an option to purchase up to 21,566 shares of the Company’s Common Stock, par value $0.0001 per share, at an exercise price of $37.40 per share (the “Options”). The Options vested 50% as of February 19, 2021, the date of grant, and the remainder vested in equal installments on the first and second anniversary thereof.

Andrew Gesek

On December 10, 2018, the Company entered into an employment agreement with Mr. Gesek, pursuant to which Mr. Gesek served as the Company’s Chief Operating Officer, until his resignation from the Company, effective February 28, 2022. Under his employment agreement, Mr. Gesek was entitled to an initial annual base salary of $300,000. Additionally, Mr. Gesek was eligible to receive a deferred cash signing bonus of $75,000 on January 15, 2019, an annual performance bonus with a target of up to 35% of his then-current base salary, contingent upon satisfaction of corporate performance goals, a retention bonus of $100,000 contingent upon satisfaction of corporate performance goals and Mr. Gesek’s continued employment with the Company as of the twelve (12) month anniversary of his start date, and an extension bonus of up to $75,000 payable in monthly installments between January and June 2020, contingent upon Mr. Gesek’s continued employment through June 30, 2020. The agreement also provided Mr. Gesek with the opportunity to earn ten percent (10%) of the net proceeds in excess of six million dollars ($6,000,000) of any sale of all or substantially all of Timm Medical Technologies or Pos-T-Vac, LLC or their constituent businesses, and to receive twenty percent (20%) of the gross profits (less direct expenses) of sales for the first twelve (12) months under a contract with the U.S. Department of Veterans Affairs, if he was able to secure such a contract in the first eighteen (18) months of the term of the employment agreement (the “VA Payment”).

Pursuant to Mr. Gesek’s employment agreement, upon termination of his employment without cause or his resignation for good reason (each as defined therein), Mr. Gesek was entitled to receive (i) his salary, accrued vacation and PTO through the termination date, and (ii) the VA Payment, if he has submitted a bid prior to termination and a contract is entered into within six (6) months of his termination.

On March 1, 2022, in connection with Mr. Gesek’s resignation, the Company and Mr. Gesek entered into a Severance and General Release Agreement (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Gesek was entitled to receive a cash separation payment in the gross amount of $75,000.00, representing three months of Mr. Gesek’s base salary as of the date of his resignation, less applicable taxes and withholdings, payable in pro rata amounts over a three-month period in accordance with the Company’s payroll schedule, beginning seven calendar days of the execution date of the Severance Agreement.

In exchange for the consideration provided to Mr. Gesek in the Severance Agreement, Mr. Gesek agreed to waive and release any claims he or his affiliates, successors or assigns may have against the Company and certain related persons and organizations, whether or not arising out of or related to Mr. Gesek’s employment with the Company or the termination thereof.

In connection with the execution of the Severance Agreement, Mr. Gesek’s employment agreement and the Confidentiality and Inventions Assignment Agreement, dated January 27, 2020 were terminated; provided, however, that certain surviving customary confidentiality provisions and related covenants remain in full force and effect. The Severance Agreement also provides for certain customary mutual covenants regarding confidentiality and non-disparagement.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2022.

Option awards
Number of
		Number of	securities
		securities	underlying
	Vesting	underlying	unexercised	Option
	Commencement	unexercised	options (#)	Exercise	Option
Name	date	options (#) exercisable	unexercisable	Price ($)	Exercise Date
Fady Boctor	2/19/2021	16,175	5,392	$37.40	2/19/2031
Mitchell Arnold	5/11/2021	3,000	2,000	$32.10	5/11/2031

Accounting and Tax Considerations

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a public company may deduct as a business expense in any year with respect to such company’s chief executive officer, certain other named executive officers, and all “covered employees” as defined by Section 162(m). This deduction limitation did not previously apply to Metuchen as a private company.

The Company’s Compensation Committee intends to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Company’s compensation committee reserves the right to award compensation which it deems to be in the Company’s best interest and in the best interest of its stockholders, but which may not be fully tax deductible under Code Section 162(m).

Employment Benefits Plans

Petros 401(k) Plan

Petros has a defined contribution retirement plan in which all employees are eligible to participate. This plan is intended to qualify under Section 401(k) of the Code so that contributions by employees and by Petros to the plan and income earned on plan contributions are not taxable to employees until withdrawn or distributed from the plan, and so that contributions, including employee salary deferral contributions, will be deductible by Petros when made. Petros currently provides contributions under this plan of up to six percent (6%) of an employee’s compensation, subject to statutory limits.

Participants may elect a salary deferral up to the statutorily prescribed annual limit for tax-deferred contributions and Metuchen may make contributions up to six percent (6%) of the participant’s compensation, subject to certain statutory limits.

Petros also contributes to medical, disability and other standard insurance plans for its employees.

Director Compensation Program

				Non-equity
	Fees			incentive	Nonqualified
	earned or	Stock	Option	plan	deferred	All other
	paid in	awards	awards	compensation	compensation	compensation
Name	cash ($)	($)	($)(1)	($)	earnings ($)	($)	Total ($)
John D. Shulman (2)	—	—	—	—	—	—	—
Joshua N. Silverman (3)	200,000	80,000	—	—	—	—	280,000
Bruce T. Bernstein (4)	48,000	72,000	—	—	—	—	120,000
Gregory Bradley (5)	48,000	72,000	—	—	—	—	120,000
Wayne R. Walker (6)	48,000	72,000	—	—	—	—	120,000

(1)	Based upon the number of options issued times Black–Scholes value.

(2)	As of December 31, 2022, Mr. Shulman had outstanding options representing the right to purchase 5,000 shares of the company’s common stock.

(3)	Includes $33,333 of fees earned but not paid in 2022. As of December 31, 2022, Mr. Silverman had outstanding options representing the right to purchase 5,000 shares of the company’s common stock and 9,239 RSUs of which 2,516 are fully vested.

(4)	Includes $12,000 of fees earned but not paid in 2022. As of December 31, 2022, Mr. Bernstein had outstanding options representing the right to purchase 5,000 shares of the company’s common stock and 8,316 RSUs of which 2,265 are fully vested.

(5)	Includes $12,000 of fees earned but not paid in 2022. As of December 31, 2022, Mr. Bradley had outstanding options representing the right to purchase 5,000 shares of the company’s common stock and 8,316 RSUs of which 2,265 are fully vested.

(6)	Includes $12,000 of fees earned but not paid in 2022. As of December 31, 2022, Mr. Walker had outstanding options representing the right to purchase 5,000 shares of the company’s common stock and 8,316 RSUs of which 2,265 are fully vested.

On April 8, 2021, in connection with the directors’ appointment to the Board upon the Company becoming an independent publicly traded company on December 1, 2020, the Company awarded each of the five directors an initial grant of options (the “Initial Grant”) to purchase 5,000 shares of common stock of the Company at an exercise price of $31.80 per share. The shares of common stock underlying the options vested 25% on the date of grant, 25% shall vest upon the six-month anniversary of the date of grant and the remainder vested in equal installments over the following four fiscal quarters. In addition, on April 8, 2021, the Company granted to four directors (excluding Mr. Shulman) an additional 9,311 RSUs, valued at $296,000, contingent upon the shareholders approving an increase in the 2020 Plan, which approval was granted at the annual meeting of shareholders held on December 22, 2021.

In the event of a Change in Control (as defined in the 2020 Plan), shares of common stock of the Company underlying each of the restricted stock units granted to any non-employee director and the Initial Grant, along with any other stock options or equity-based awards held by any non-employee director, either (i) shall be assumed by, or replaced with grants of comparable awards of, the surviving entity or (ii) will vest and become exercisable, as applicable, immediately prior to such Change in Control, unless otherwise provided in the applicable award agreement.

For each fiscal year, each non-employee director, other than the Chairman and Vice Chairman, will receive an annual cash retainer in the amount of $48,000, and the Vice Chairman will receive an annual cash retainer in the amount of $200,000 per year. For each fiscal year, (i) each non-employee director, other than the Chairman and the Vice Chairman, will be granted a number of restricted stock units calculated by dividing (a) $72,000 by (b) the per share grant date fair value of the closing price of our common stock as of the date of grant, and (ii) the Vice Chairman automatically will be granted a number of restricted stock units calculated by dividing (a) $80,000 by (b) the per share grant date fair value of the closing price of our common stock as of the date of grant. The shares of common stock underlying the annual grant of restricted stock units will automatically vest upon the 12 month anniversary of the date of grant.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Silverman, as Chairman, Mr. Bernstein and Mr. Walker. No member of the Compensation Committee has been an officer or employee of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee.

Proposal No. 1 — The Issuance Proposal

Background and Description of Proposal

The Private Placement

On July 13, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited and institutional investors (the “Investors”), pursuant to which we agreed to sell to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 15,000 shares (the “Preferred Shares”) of our newly-designated Series A Convertible Preferred Stock, with a par value of $0.0001 per share and a stated value of $1,000 per share (the “Preferred Stock”), initially convertible into up to 6,666,668 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an initial conversion price of $2.25 per share (as adjusted, the “Conversion Price”), and (ii) warrants (the “Investor Warrants”) to acquire up to an aggregate of 6,666,668 shares of Common Stock (the “Investor Warrant Shares”) at an initial exercise price of $2.25 per share (as adjusted from time to time, the “Exercise Price”). In connection with the Private Placement, we also entered into an Engagement Letter (the “Engagement Agreement”) with Katalyst Securities LLC (the “Placement Agent”), pursuant to which we agreed to issue to the Placement Agent or its designees warrants with substantially the same terms as the Investor Warrants (the “Placement Agent Warrants,” and together with the Investor Warrants, the “Warrants”) to purchase an aggregate of 533,334 shares of Common Stock (the “Placement Agent Warrant Shares,” and together with the Investor Warrant Shares, the “Warrant Shares”) at the Exercise Price.

The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then applicable Conversion Price (subject to certain exceptions). The Conversion Price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Preferred Shares, subject to the rules and regulations of Nasdaq. We are required to redeem the Preferred Shares in 13 equal monthly installments, commencing on the earlier of (x) the first trading day of the calendar month which is at least 25 trading days after the date that the initial Registration Statement (as defined below) is declared effective by the SEC and (y) November 1, 2023. The amortization payments due upon such redemption are payable, at our election, in cash at 107% of the Installment Redemption Amount or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty trading day period immediately prior to the date the amortization payment is due or (B) the lower of (x) $0.4484 and (y) 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the date on which our stockholders approve this proposal (the “Stockholder Approval”) or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Stock Market, and in each case subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events (the “Installment Conversion Price”), which amortization amounts are subject to certain adjustments as set forth in the Certificate of Designations of the Preferred Stock (the “Certificate of Designations”). Further, the holders of the Preferred Shares are entitled to dividends of 8% per annum, compounded monthly, which is payable in cash or shares of Common Stock at our option. Upon conversion or redemption, the holders of the Preferred Shares are also entitled to receive a dividend make-whole payment assuming for calculation purposes that the stated value remained outstanding through and including the thirteenth (13th) month following the first Installment Date (including the month in which the first Installment Date occurs) (the “Maturity Date”). To the extent the number of shares of Common Stock issued in connection with the Private Placement is greater than anticipated, the market price of our Common Stock could decline further. The Conversion Shares, the Warrant Shares, the shares of Common Stock issuable as amortization payments as well as any shares of Common Stock paid as dividends are collectively referred to as “Underlying Shares.”

Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding Common Stock or voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”). In connection with the Private Placement, we agreed to seek approval by our stockholders for the issuance of Underlying Shares. The Preferred Shares are convertible into up to 6,666,668 shares of our Common Stock at the initial Conversion Price, and the Warrants are exercisable into up to 7,200,002 shares of our Common Stock at the initial Exercise Price. In the event that the Company in its sole discretion determines to make the accrued dividends and amortization payments in shares of Common Stock and the Installment Conversion Price is less than the Conversion Price, or the Exercise Price is reduced due to the anti-dilution provisions of the Warrants, the number of shares of Common Stock to be issued would be greater than the number of shares at which the Preferred Shares or the Warrants are initially convertible or exercisable. In the event that the Company in its sole discretion determines to make the accrued dividends and amortization payments in shares of Common Stock and the price per share is equal to the Floor Price, and in the event that the Exercise Price is reduced to the Floor Price due to the anti-dilution provisions of the Warrants, the aggregate number of shares of Common Stock to issuable upon the conversion of the Preferred Stock and the exercise of the Warrants would be up to 76,387,283 shares, which number will be increased if the Floor Price is reduced based on the Minimum Price on the date of the Stockholder Approval.

In connection with the Private Placement, we agreed to seek approval by our stockholders for the issuance of the Underlying Shares, including any amortization payments made to the holders of convertible preferred stock in the form of issuance of shares of common stock and upon the operation of anti-dilution provisions applicable to such convertible preferred stock and warrants in accordance with their terms.

Reasons for the Private Placement

As of June 30, 2023, our cash on hand totaled approximately $7,400,000. In July 2023, our Board determined that it was necessary to raise additional funds for general corporate purposes. We believe that the Private Placement, which yielded gross proceeds of approximately $15 million, was necessary in light of our cash and funding requirements. We also believe that the anti-dilution protections contained in the Certificate of Designations and Warrants were reasonable in light of market conditions and the size and type of the Private Placement, and that we would not have been able to complete the sale of the Preferred Shares and Warrants unless such anti-dilution provisions were offered. In addition, at the time of the Private Placement, our Board considered numerous alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Private Placement.

Securities Purchase Agreement

On July 13, 2023, we entered into the Purchase Agreement with the Investors, pursuant to which we agreed to sell to the Investors (i) an aggregate of 15,000 Preferred Shares, initially convertible into up to 6,666,668 Conversion Shares at an initial Conversion Price of $2.25 per share and (ii) Investor Warrants to acquire up to an aggregate of 6,666,668 Warrant Shares, subject to adjustment. We received total gross proceeds of approximately $15 million from the Private Placement. The Purchase Agreement obligates us to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by us, (ii) any breach of any obligation of ours, and (iii) certain claims by third parties.

The Purchase Agreement contains representations and warranties of us and the Investors, which are typical for transactions of this type. In addition, the Purchase Agreement contains customary covenants on our part that are typical for transactions of this type, as well as the following additional covenants: (i) until Preferred Shares are no longer outstanding, we agreed not to enter into any variable rate transactions; (ii)  until following the 180th day after the date the Registration Statement is declared effective, we agreed not to issue or sell any equity security or convertible security, subject to certain exceptions; (iii) we agreed to offer to the Investors, until the later of (x) Preferred Shares no longer outstanding and (y) the Maturity Date, the opportunity to participate in any subsequent securities offerings by us; and (iv) we agreed to hold a stockholder meeting, at which we would use our reasonable best efforts to solicit our stockholders’ affirmative vote for approval of our issuance of the maximum Conversion Shares upon conversion of the Preferred Shares and the maximum Warrant Shares upon exercise of the Warrants, each in accordance with the applicable law and rules and regulations of Nasdaq, no later than October 31, 2023. This Issuance Proposal is intended to fulfill this final covenant.

Preferred Shares

The terms of the Preferred Stock are as set forth in a Certificate of Designations, which was filed with and became effective with the Secretary of State for the State of Delaware on July 14, 2023. The Certificate of Designations was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 13, 2023, and is incorporated herein by reference.

The Preferred Share will be convertible into Conversion Shares at the election of the holder at any time at the Conversion Price. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then applicable Conversion Price (subject to certain exceptions). The Conversion Price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Preferred Shares, subject to the rules and regulations of Nasdaq. We are required to redeem the Preferred Shares in 13 equal monthly installments, commencing on the earlier of (x) the first trading day of the calendar month which is at least 25 trading days after the date that the initial Registration Statement is declared effective by the SEC and (y) November 1, 2023. The amortization payments due upon such redemption are payable, at our election, in cash at 107% of the Installment Redemption Amount or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty trading day period immediately prior to the date the amortization payment is due or (B) the lower of (x) $0.4484 and (y) 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the date of the Stockholder Approval or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Stock Market, and in each case subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events (the “Installment Conversion Price”), which amortization amounts are subject to certain adjustments as set forth in the Certificate of Designations.

The holders of the Preferred Shares are entitled to dividends of 8% per annum, compounded monthly, which is payable in cash or shares of Common Stock at our option, in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Preferred Shares are also entitled to receive a dividend make-whole payment assuming for calculation purposes that the stated value remained outstanding through and including the Maturity Date. Except as required by applicable law, the holders of Preferred Shares have no voting rights on account of the Preferred Shares, other than with respect to certain matters affecting the rights of the Preferred Shares.

Notwithstanding the foregoing, our ability to settle conversions and make amortization and dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that our stockholders have approved the issuance of more than 19.99% of our outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). We agreed to seek stockholder approval of these matters at a meeting to be held no later than October 31, 2023. The Special Meeting is being held and this Issuance Proposal is being submitted to our stockholders in order to achieve Nasdaq Stockholder Approval. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of, or as part of any amortization or dividend make-whole payment under, the Certificate of Designations or Warrants.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, our failure to pay any amounts due to the holders of the Preferred Stock when due. In connection with a Triggering Event, each holder of Preferred Stock will be able to require us to redeem in cash any or all of the holder’s Preferred Stock at a premium set forth in the Certificate of Designations.

We are subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, investment transactions, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), distributions or redemptions, the transfer of assets and certain minimum cash requirements and establishment of a segregated deposit account for the proceeds of the Private Placement, among other matters.

Warrants

The Warrants are exercisable for Warrant Shares immediately at an exercise price of $2.25 per share (the “Exercise Price”) and expire five years from the date of issuance. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). Upon any such price-based adjustment to the Exercise Price, the number of Warrant Shares issuable upon exercise of the Warrants will be increased proportionately. The Exercise Price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Warrants, subject to the rules and regulations of Nasdaq. The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis.

Registration Rights Agreement

In connection with the Purchase Agreement, on July 17, 2023, we and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, we agreed to register on a registration statement (the “Registration Statement”) 200% of the maximum number of Conversion Shares issuable upon the conversion of the Preferred Shares and 200% of the maximum number of Warrant Shares issuable upon exercise of the Warrants. We also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the registration statement. We filed a Registration Statement on Form S-3 for the resale of up to 19.99% of our outstanding shares of Common Stock on August 11, 2023.

Voting Agreement

Certain stockholders, who beneficially held approximately         % of our outstanding Common Stock as of the Record Date, are party to a voting agreement (the “Voting Agreement”), pursuant to which, among other things, each such stockholder agreed, solely in their capacity as a stockholder, to vote all of their shares of Common Stock in favor of the approval of the Issuance Proposal and against any actions that could adversely affect our ability to perform our obligations under the Purchase Agreement. The Voting Agreement also places certain restrictions on the transfer of the shares of Common Stock held by the signatories thereto.

Effect of Issuance of Securities

The Preferred Shares are convertible into up to 6,666,668 shares of our Common Stock at the initial Conversion Price, and the Warrants are exercisable into up to 7,200,002 shares of our Common Stock at the initial Exercise Price. The Preferred Shares and the Warrants are convertible and exercisable into up to 6,666,668 shares of our Common Stock at the initial Conversion Price or Exercise Price, as applicable. In the event that the Company in its sole discretion determines to make the accrued dividends and amortization payments in shares of Common Stock and the price per share is less than the Conversion Price, or the Exercise Price is reduced due to the anti-dilution provisions of the Warrants, the number of shares of Common Stock to be issued would be greater than the number of shares at which the Preferred Shares or the Warrants are initially convertible or exercisable. In the event that the Company in its sole discretion determines to make the accrued dividends and amortization payments in shares of Common Stock and the price per share is equal to the Floor Price, or in the event that the Exercise Price is reduced to the Floor Price due to the anti-dilution provisions of the Warrants, the number of shares of Common Stock to be issued would be up to 76,387,283, which number will be increased if the Floor Price is reduced based on the Minimum Price on the date of the Stockholder Approval. The potential issuance of Underlying Shares would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that the investors convert their Preferred Shares or exercise their Warrants, or additional shares of Common Stock are issued pursuant to the dividend and amortization terms or anti-dilution terms of the Preferred Stock or the Warrants, as applicable. Because of potential adjustments to the number of shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants issued in connection with the Private Placement, the exact magnitude of the dilutive effect of the Preferred Stock and Warrants cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Proposal to Approve the Private Placement

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Private Placement, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Purchase Agreement, which we signed July 13, 2023.

Immediately prior to the execution of the Purchase Agreement, we had 2,113,570 shares of Common Stock issued and outstanding. Therefore, the potential issuance of the Underlying Shares would have constituted greater than 20% of the shares of Common Stock outstanding prior to giving effect to the Private Placement. In addition, if we elect to pay each monthly installment in the form of Conversion Shares, the effective Conversion Price may be significantly lower than the initial Conversion Price, resulting in the issuance of a greater number of shares of Common Stock than would be issuable at the initial Conversion Price. We are seeking stockholder approval under Nasdaq Rule 5635(d) for the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 422,714 shares, which is 20% of the shares of Common Stock outstanding on the original date of entry into the Purchase Agreement, including without limitation, as a result of the anti-dilution feature of the Preferred Stock and the Warrants, since such provisions may reduce the per share Conversion Price or Exercise Price, as the case may be, and result in the issuance of shares at less than the greater of market price or book value per share.

Stockholder approval of this Issuance Proposal is one of the conditions for us to receive up to an additional approximately $15 million upon the exercise of the Warrants, if exercised for cash. Loss of these potential funds could jeopardize our ability to execute our business plan.

We intend to make the installment payments due to holders of the Preferred Shares in the form of Conversion Shares to the extent allowed under the Certificate of Designations and applicable law in order to preserve our cash resources. Because the effective Conversion Price used to determine the number of Conversion Shares issuable in such installment payments depends in part on the market price of our Common Stock at the time that an installment payment is due, we cannot predict how many Conversion Shares we will be required to issue in such an installment payment. In addition, we generally have no control over whether the holders of the Preferred Shares convert their Preferred Shares (other than pursuant to the mandatory exercise feature of the Preferred Stock) or whether the Warrant holders exercise their Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of Underlying Shares that may be issued. Under certain circumstances, however, it is possible, that we will issue more than 20% of our outstanding shares of Common Stock to the Preferred Stock and Warrant holders under the terms of the Private Placement. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to the Preferred Stock and Warrant holders under the terms of the Private Placement.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Private Placement, if any, may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued to the Preferred Stock and Warrant holders could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Private Placement may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Private Placement under Nasdaq Listing Rule 5635(b) because the terms of the Certificate of Designations and the Warrants include beneficial ownership limitations that prohibit the conversion or exercise of Preferred Shares or Warrants to the extent that such conversion or exercise would result in the holder and its affiliates, collectively, beneficially owning or controlling more than 4.99% (which percentage can be increased to 9.99%) of the total outstanding shares of our Common Stock.

Consequences of Not Approving this Proposal

After extensive efforts to raise capital on more favorable terms, we believed that the Private Placement was the only viable financing alternative available to us at the time. Unless we obtain stockholder approval for the Issuance Proposal, we will be required to incur additional costs in order to hold additional stockholder meetings to seek such approval as is required under the Purchase Agreement. Further, until such time as we receive the Stockholder Approval, we will not be able to issue 20% or more of our outstanding shares of Common Stock to the Preferred Stock and Warrant holders in connection with the Private Placement. If we are unable to make the amortization or dividend payments due to the holders of the Preferred Stock in shares of our Common Stock, or to issue sufficient shares upon conversion of the Preferred Stock or exercise of the Warrants, we will have to satisfy such payment obligations by means of cash redemption payments to the holders of Preferred Stock. If we do not have sufficient cash resources to make these payments, we may need to delay, reduce or eliminate certain research and development programs or other operations, sell some or all of our assets or merge with another entity.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, Intracoastal Capital LLC (“Intracoastal”), which beneficially owns more than 5% of our voting securities, participated in the Private Placement. Intracoastal may by unable to convert all of its Preferred Shares and exercise all of the Warrants issued to it in connection with the Private Placement if this proposal is not approved by our stockholders. Intracoastal will not, by virtue of the issuance of the Conversion Shares and Warrant Shares to which it is entitled upon conversion of its Preferred Shares and Warrants at the initial Conversion Price and Exercise Price, as applicable, acquire rights to a majority of the voting power of the Company, based on the number of shares of Common Stock outstanding as of the Record Date.

Further Information

The terms of the Purchase Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants are only briefly summarized above. For further information, please refer to the forms of the Securities Purchase Agreement, the Registration Rights Agreement, the Certificate of Designations, and the Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on July 13, 2023 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve the Issuance Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Issuance Proposal. Because the Issuance Proposal is not considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, will not be able to vote your shares without your instruction with respect to the Issuance Proposal. As a result, the failure to instruct your bank, broker, trustee or other nominee as to how to vote on the Issuance Proposal will result in a broker non-vote, which will have no effect on the results of this vote.

The Board recommends that you vote “FOR” the Issuance Proposal, and proxies solicited by the Board will be voted in favor of the proposal unless a stockholder indicates otherwise on the proxy.

Proposal No. 2 — the Incentive PLan Amendment Proposal

Our Board is requesting that our stockholders approve the adoption of the First Amendment to Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan (the “Incentive Plan Amendment”), which was approved by the Board on August 15, 2023, effective upon stockholder approval at the Special Meeting. The Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan (as amended and restated, the “2020 Plan”) was approved by our stockholders on November 25, 2020 (the “Effective Date”), and amended by the First Amendment on November 17, 2021, the Second Amendment on December 22, 2021, and the Amended and Restated Omnibus Incentive Compensation Plan on December 21, 2022. The purpose of the Incentive Plan Amendment is to increase the number of shares of Common Stock available for issuance pursuant to awards under the 2020 Plan by an additional 2,500,000 shares of Common Stock. If the Incentive Plan Amendment is approved, the number of shares authorized for issuance of awards under the First Amendment to the 2020 Plan will be increased to an aggregate maximum of 2,760,000 shares of Common Stock.

The 2020 Plan is a successor to the Neurotrope, Inc. 2017 Equity Incentive Plan and the Neurotrope, Inc. 2013 Equity Incentive Plan, amended as of July 23, 2014 and further amended as of November 21, 2016 (collectively, the “Prior Plans”). No further awards have been or will be made under the Prior Plans on or after the Effective Date. Awards granted under the Prior Plans will continue in accordance with the terms of the applicable award agreement and the terms of the Prior Plans in effect when the awards were granted.

As of the Record Date,                  shares of Common Stock remain available for issuance under the 2020 Plan; options to purchase a total of                  shares of Common Stock are outstanding under the 2020 Plan; restricted stock units for the issuance of a maximum of                   shares of our common stock are outstanding under the 2020 Plan; and no options or other equity awards are outstanding under any Prior Plan. As of the Record Date,                  shares of our common stock have been issued upon the exercise of options and vesting of other equity awards granted under the 2020 Plan.

Equity Compensation Plan Information

The following table sets forth additional information, as of the Record Date, about our common stock that may be issued upon the exercise of options and other rights under the 2020 Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	252,631		$9.51	7,369
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total		$		0

N/A — Not applicable

Reasons for Amendment of the 2020 Plan

Our Board, the Compensation Committee, and management believe that the effective use of stock-based, long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2020 Plan will maintain and enhance the key policies and practices adopted by our management and the Board to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating key personnel.

Upon the initial adoption and subsequent stockholder approval of the 2020 Plan, up to 1,078,346 shares of common stock were reserved for issuance as awards under the 2020 Plan. The Board adopted the Second Amendment to the 2020 Plan to increase the number of shares of our common stock available for issuance pursuant to awards under the 2020 Plan by an additional 1,521,654 shares, for a total of 2,600,000 shares of our common stock. The Company subsequently effected a 1-for-10 reverse stock split of its Common Stock, after which the number of shares of Common Stock reserved for issuance pursuant to awards under the 2020 Plan was adjusted to 260,000. The Incentive Plan Amendment was adopted by the Board to further increase the aggregate number of shares of common stock that may be delivered pursuant to awards under the 2020 Plan by an additional 2,500,000 shares, for an aggregate maximum total of 2,760,000 shares.

We believe that the increase in the number of shares available for issuance under our 2020 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants, advisors, and directors. The Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2020 Plan, as of the Record Date, is not sufficient for future granting needs. The Board currently believes that if the Incentive Plan Amendment is approved by stockholders, the aggregate maximum total of 2,760,000 shares available for issuance under the 2020 Plan will result in an adequate number of shares of common stock being available for future awards under the 2020 Plan.

A copy of the Incentive Plan Amendment is attached as Annex A to this Proxy Statement. The following is a brief summary of the 2020 Plan, as amended. This summary is qualified in its entirety by reference to the text of the 2020 Plan, a copy of which is attached as Annex A to this Proxy Statement.

Summary of Material Features of the 2020 Plan

Purpose and Types of Awards

The purpose of the 2020 Plan is to attract and retain key employees, non-employee directors, and consultants, and advisors. The 2020 Plan provides for the issuance of incentive stock options, non-qualified stock options, stock awards, stock units, stock appreciation rights, and other stock-based awards. The 2020 Plan is intended to provide an incentive to participants to contribute to Petros’ economic success by aligning the economic interests of participants with those of Petros’ stockholders.

Administration

The 2020 Plan is administered by Petros’ Compensation Committee. The committee consists of “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors” as determined in accordance with the independence standards established by the stock exchange on which Petros’ common stock is at the time primarily traded. The committee determines the terms and conditions applicable to awards under the 2020 Plan, including, without limitation, who will receive awards and the number of shares of common stock subject to awards. The committee may delegate authority under the 2020 Plan to one or more subcommittees as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the committee under the 2020 Plan.

Subject to compliance with applicable law and applicable stock exchange requirements, the committee (or the Board or a subcommittee, as applicable) may delegate all or part of its authority to Petros’ Chief Executive Officer, as it deems appropriate, with respect to awards to employees, consultants, or advisors who are not executive officers or directors under Section 16 of the Exchange Act. The committee, the Board, any subcommittee, or the Chief Executive Officer, as applicable, that has authority with respect to a specific award will be referred to as “the committee” in this description of the 2020 Plan.

Shares Subject to the 2020 Plan

Subject to adjustment, the maximum aggregate number of shares of common stock that may currently be issued or transferred under the 2020 Plan, as amended, with respect to awards made on and after the Effective Date is 260,000 shares. If the Incentive Plan Amendment is approved, the total number of shares of common stock that may be issued pursuant to awards will be increased to an aggregate maximum total of 2,760,000. In addition, the number of shares of common stock subject to outstanding awards under the Prior Plans that terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested, or paid in shares under the Prior Plans, as applicable, after the Effective Date will be available for issuance under the 2020 Plan.

If any options or stock appreciation rights, including outstanding options granted under the Prior Plans, terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any stock awards, stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares of Petros’ common stock subject to such awards will again be available for purposes of the 2020 Plan. Shares of Petros’ common stock that are surrendered in payment of the exercise price of an option (including an option granted under the Prior Plans) or a stock appreciation right will not again be available for issuance under the 2020 Plan. Shares of Petros’ common stock that are withheld in satisfaction of the withholding taxes, or surrendered for the payment of taxes, incurred in connection with the issuance, vesting, or exercise of any award (including an option granted under the Prior Plans), or the issuance of Petros’ common stock will not be available for issuance under the 2020 Plan. When stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the 2020 Plan regardless of the number of shares issued upon exercise of the stock appreciation rights. If Petros repurchases shares of Petros’ common stock on the open market with the proceeds from the exercise price Petros receives from options (including options granted under the Prior Plans), the repurchased shares will not be available for issuance under the 2020 Plan. If any awards are paid in cash, and not in shares of Petros’ common stock, any shares of Petros’ common stock subject to such awards will also be available for future awards. In addition, shares of Petros’ common stock issued under awards made pursuant to assumption, substitution, or exchange of previously granted awards of a company that Petros acquires will not reduce the number of shares of Petros’ common stock available under the 2020 Plan. Available shares under a stockholder approved plan of an acquired company may be used for awards under the 2020 Plan and will not reduce the share reserve, subject to compliance with the applicable stock exchange requirements and the Code.

The maximum number of shares of Petros’ common stock that may be subject to an option, stock appreciation right, stock award, stock unit, or other stock-based awards made to any employee, consultant, or advisor under the 2020 Plan, as interpreted and administered by Petros since the Effective Date, in any calendar year will not exceed 21,567 shares of Petros’ common stock in the aggregate, subject to adjustments as described below. The limit for awards that are made to newly hired employees on around their date of hire is two times the limit described in the preceding sentence, subject to any adjustments as described below. The maximum aggregate grant date value of shares of common stock subject to awards made to any non-employee director during any calendar year for services rendered as a non-employee director, including any cash fees earned for services rendered as a non-employee director during the calendar year, will not exceed $750,000 in total value. In determining this dollar limit, the value of awards will be calculated based on the grant date fair market value of the awards for financial reporting purposes.

Adjustments

In connection with stock splits (reverse stock splits), stock dividends, recapitalizations, and certain other events affecting Petros’ common stock, the committee will make adjustments as it deems appropriate including, without limitation, in (i) the maximum number of shares of common stock reserved for issuance as awards or for which individuals may receive awards in any year, (ii) the number and kind of shares covered by outstanding awards, (iii) the kind of shares that may be issued or transferred under the 2020 Plan, (iv) the price per share or market value of any outstanding awards, (v) the exercise price of options and the base amount of stock appreciation rights, and (vi) the performance goals or other terms and conditions as the committee deems appropriate. On November 30, 2022, the Company effected a 1-for-10 reverse stock split.

Eligibility

All of Petros’ employees and non-employee directors are eligible to receive awards under the 2020 Plan. In addition, Petros’ consultants and advisors who render bona fide services for Petros may receive awards under the 2020 Plan if (i) the services rendered are not in connection with the offer and sale of securities in a capital-raising transaction, and (ii) such consultant or advisor does not directly or indirectly promote or maintain a market for Petros’ securities. Incentive stock options may be granted only to Petros’ employees.

Vesting

The committee determines the vesting and exercisability terms of awards granted under the 2020 Plan. Except in connection with a change in control (in which case, awards will be treated as described below), the committee may generally accelerate the vesting of awards in its discretion, provided such acceleration complies with Sections 409A and 424 of the Code. Dividends and dividend equivalents granted in connection with any awards made under the 2020 Plan will vest and be paid only if and to the extent the underlying awards vest and are paid.

At the committee’s discretion, performance objectives for awards may be based on the attainment of specified levels of one or more performance goals established by the committee. If the committee so determines, the vesting of any such award subject to performance objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department, or function within the company or subsidiary in which the participant is employed. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance objectives may include: specified levels of or increases in, a division’s or a subsidiary’s return on capital, equity, or assets; earnings measures/ratios (on a gross, net, pre-tax, or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation, and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; costs; share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above; individual objectives; regulatory body approval for commercialization of a product; implementation or completion of critical projects (including, but not limited to, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials); and any combination of the foregoing.

Options

Under the 2020 Plan, the committee will determine the exercise price of the options granted and may grant options to purchase shares of common stock in such amounts as it determines. The committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Code, or non-qualified stock options, which are not intended to so qualify. Non-qualified stock options may be granted to eligible participants under the 2020 Plan, but incentive stock options may only be granted to employees of Petros or its parent or subsidiaries that are corporations. The exercise price of a stock option granted under the 2020 Plan cannot be less than the fair market value of a share of Petros’ common stock on the date the option is granted. If an incentive stock option is granted to a 10% or greater stockholder, the exercise price cannot be less than 110% of the fair market value of a share of Petros’ common stock on the date the option is granted. The aggregate number of shares of common stock that may be issued or transferred under the 2020 Plan, as interpreted and administered by Petros since the Effective Date, pursuant to incentive stock options under Section 422 of the Code granted on and after the Effective Date may not exceed 2,760,000 shares of common stock. The fair market value of Petros’ common stock is generally equal to the closing price for the common stock on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported). If the fair market value (determined as of the date of grant) of the shares with respect to which a participant’s incentive stock options are exercisable for the first time during any year, whether granted under the 2020 Plan or any Prior Plans, exceeds $100,000, then incentive stock options for the shares over the $100,000 threshold will be treated as nonqualified stock options, rather incentive stock options.

The exercise price for any option is generally payable in cash or check. In certain circumstances as permitted by the committee, the exercise price may be paid by (i) the surrender of shares of Petros’ common stock with an aggregate fair market value on the date the option is exercised that is at least equal to the exercise price, (ii) payment through a broker in accordance with procedures established by the Federal Reserve Board, (iii) withholding shares of common stock subject to the exercisable option which have a fair market value on the date of exercise equal to the aggregate exercise price, (iv) or such other method as the committee approves.

The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% or greater stockholder, the term cannot exceed five years from the date of grant. In the event that on the last day of the term of a non-qualified stock option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of Petros’ common stock under Petros’ insider trading policy, the term of the non-qualified option will be extended for a period of 30 days following the end of the legal prohibition, unless the committee determines otherwise.

Except as provided in the award agreement, an option may only be exercised while a participant is employed by or providing service to Petros. The committee will determine in the award agreement under what circumstances and during what time periods a participant may exercise an option after termination of employment.

Stock Appreciation Rights

Under the 2020 Plan, the committee may grant stock appreciation rights to eligible participants separately or in tandem with any options. Stock appreciation rights granted with a non-qualified stock option may be granted either at the time the non-qualified stock option is granted or any time thereafter while the option remains outstanding. Stock appreciation rights granted with an incentive stock option may be granted only at the time of the grant of the incentive stock option. The committee will establish the base amount of the stock appreciation right at the time the stock appreciation right is granted, which will be equal to or greater than the fair market value of a share of Petros’ common stock as of the date of grant.

If a stock appreciation right is granted in tandem with an option, the number of stock appreciation rights that are exercisable during a specified period will not exceed the number of shares of Petros’ common stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related stock appreciation rights will terminate, and upon the exercise of a stock appreciation right, the related option will terminate, to the extent of an equal number of shares of Petros’ common stock. Generally, stock appreciation rights may only be exercised while the participant is employed by, or providing services to, Petros unless otherwise specified by the committee. When a participant exercises a stock appreciation right, the participant will receive the excess of the fair market value of the underlying common stock over the base amount of the stock appreciation right. The appreciation of a stock appreciation right will be paid in shares of Petros’ common stock, cash, or both.

The term of a stock appreciation right cannot exceed ten years from the date of grant. In the event that on the last day of the term of a stock appreciation right, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of Petros’ common stock under Petros’ insider trading policy, the term of the stock appreciation right will be extended for a period of 30 days following the end of the legal prohibition, unless the committee determines otherwise.

Stock Awards

Under the 2020 Plan, the committee may grant stock awards to eligible participants. A stock award is an award of Petros’ common stock that may be subject to restrictions as the committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments, or otherwise, as the committee may determine. Except to the extent restricted under the award agreement relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares; provided, however, that dividends with respect to stock awards shall vest and be paid if and to the extent that the underlying stock award vests and is paid. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the committee determines otherwise.

Stock Units

Under the 2020 Plan, the committee may grant restricted stock units to eligible participants. Restricted stock units are phantom units that represent shares of Petros’ common stock. Restricted stock units become payable on terms and conditions determined by the committee and will be payable in cash or shares of Petros’ stock as determined by the committee. All unvested restricted stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the committee determines otherwise.

Other Stock-Based Awards

Under the 2020 Plan, the committee may grant other types of awards that are based on or measured by shares of Petros’ common stock to eligible participants. The committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of Petros’ common stock, or a combination of the two.

Dividend Equivalents

Under the 2020 Plan, the committee may grant dividend equivalents in connection with awards of stock units or other stock-based awards made under the 2020 Plan. Dividend equivalents entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying an award while the award is outstanding. Dividend equivalents may be paid in cash, in shares of Petros’ common stock, or in a combination of the two. The committee will determine the terms and conditions of the dividend equivalent awards, including whether the awards are payable upon the achievement of specific performance goals; provided, however, that dividend equivalents shall vest and be paid only if and to the extent that the underlying stock units or other stock-based awards vest and are paid. For the avoidance of doubt, no dividends or dividend equivalents will be granted with respect to stock options or stock appreciation rights.

Change in Control

If Petros experiences a “change in control” (as defined in the 2020 Plan, which definition is generally described below) where Petros is not the surviving corporation (or survive only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). In the event that the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace awards with grants that have comparable terms, unless otherwise provided in an award agreement, outstanding options and stock appreciation rights will accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, other stock-based awards and dividend equivalents immediately lapse, provided that if the vesting of any such awards is based, in whole or in part, on performance, such awards shall vest based on the greater of (i) actual performance as of the change in control, or (ii) target performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the change in control. At the committee’s discretion, if awards are assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and a participant incurs an involuntary termination of employment or service on or after a change in control, the participant’s outstanding awards may become vested, in whole or in part, as of the date of termination; provided that if the vesting of any such award is based, in whole or in part, on performance, such awards shall vest only based on the greater of (i) actual performance as of the change in control, or (ii) target performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the termination.

If there is a change in control and any outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation, the committee may take any of the following action without the consent of any participant:

●	pay participants, in an amount and form determined by the committee, in settlement of outstanding stock units, other stock-based awards, or dividend equivalents;

●	require that participants surrender their outstanding stock options, stock appreciation rights, or any other exercisable award, in exchange for a payment by Petros, in cash or shares of Petros’ common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of common stock; provided, however, if the per share fair market value of the common stock does not exceed the per share stock option exercise price or stock appreciation right base amount, as applicable, Petros will not be required to make any payment to the participant upon surrender of the stock option or stock appreciation right; or

●	after giving participants an opportunity to exercise all of their outstanding stock options and stock appreciation rights, terminate any unexercised stock options and stock appreciation rights on the date determined by the committee.

In general terms, a “change in control” under the 2020 Plan includes:

●	the acquisition, directly or indirectly, by a person of more than 50% of the combined voting power of Petros’ voting securities entitled to vote generally in the election of directors; provided, however, that the following acquisitions of voting securities shall not constitute a change in control: (a) any acquisition by or from Petros or any of its subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by Petros or any of its subsidiaries, (b) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by Petros, or (c) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 50% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of Petros’ then outstanding shares of common stock and the voting securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of Petros’ stock and voting securities;

●	the consummation of the sale or other disposition of all or substantially all of Petros’ assets, other than to a wholly-owned subsidiary or to a holding company of which Petros is a direct or indirect wholly owned subsidiary prior to such transaction;

●	the consummation of a reorganization, merger or consolidation of Petros, other than a reorganization, merger or consolidation which would result in Petros’ voting securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the voting securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction;

●	the consummation of a plan for Petros’ complete liquidation; or

●	the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Effective Date, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of Petros’ directors) whose appointment or election by the Board or nomination for election by Petros’ stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.

Notwithstanding the above, in the case of an award under the 2020 Plan is subject to Section 409A of the Code, only an event which constitutes a “change in control event” as defined under Section 409A of the Code shall constitute a change in ownership or effective control for purposes of the payment provisions under the 2020 Plan.

Deferrals

The committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with an award under the 2020 Plan. The committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.

Withholding

All awards under the 2020 Plan are subject to applicable U.S. federal (including Federal Insurance Contribution Act (“FICA”)), state and local, foreign, or other tax withholding requirements. Petros may require participants or other persons receiving awards or exercising awards to pay an amount sufficient to satisfy such tax withholding requirements with respect to such awards, or Petros may deduct from other wages and compensation paid by Petros the amount of any withholding taxes due with respect to such award.

The committee may permit or require that Petros’ tax withholding obligation with respect to awards paid in Petros’ common stock will be paid by having shares withheld up to an amount that does not exceed the participant’s applicable withholding tax rate for U.S. federal (including FICA), state and local, foreign, or other tax liabilities. In addition, the committee may, in its discretion, and subject to such rules as the committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular award.

Transferability

Except as permitted by the committee with respect to non-qualified stock options, only a participant may exercise rights under an award during the participant’s lifetime. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. A participant cannot transfer those rights except (i) by will or by the laws of descent and distribution, or (ii) with respect to awards other than incentive stock options, pursuant to a domestic relations order. The committee may provide in an award agreement that a participant may transfer non-qualified stock options to (x) family members, or (y) one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws; provided, the participant receives no consideration for the transfer and the transferred options continue to be subject to the same terms and conditions as were applicable immediately before the transfer.

Amendment; Termination

The Board may amend or terminate the 2020 Plan at any time, except that Petros’ stockholders must approve an amendment if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. Unless terminated sooner by the Board or extended with stockholder approval, the 2020 Plan will terminate on the day immediately preceding the tenth anniversary of the Effective Date.

Stockholder approval is required to (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price or base price of options or stock appreciation rights, respectively, (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original options or stock appreciation rights, or (iii) cancel outstanding options or stock appreciation rights with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities. However, such stockholder approval is not required in connection with certain corporate transactions or other actions with respect to Petros’ securities, such as a stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Petros’ common stock.

Establishment of Sub-Plans

The Board may, from time to time, establish one or more sub-plans under the 2020 Plan to satisfy applicable blue sky, securities, or tax laws of various jurisdictions. The Board may establish such sub-plans by adopting supplements to the 2020 Plan setting forth limitations on the committee’s discretion and such additional terms and conditions not otherwise inconsistent with the 2020 Plan as the Board will deem necessary or desirable. All such supplements will be deemed part of the 2020 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Clawback

Subject to applicable law, the committee may provide in any award agreement that if a participant breaches any restrictive covenant agreement between the participant and Petros, or otherwise engages in activities that constitute cause either while employed by, or providing services to, Petros or within the applicable period of time thereafter, all awards held by the participant will terminate, and Petros may rescind any exercise of an option or stock appreciation right and the vesting of any other award and delivery of shares upon such exercise or vesting, as applicable on such terms as the committee will determine, including the right to require that in the event of any rescission:

●	the participant must return the shares received upon the exercise of any option or stock appreciation right or the vesting and payment of any other awards; or

●	if the participant no longer owns the shares, the participant must pay to Petros the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (if the participant transferred the shares by gift or without consideration, then the fair market value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.

All awards are also subject to any applicable clawback or recoupment policy, share trading policy, and other policies that the Board may adopt and amend from time to time. Payment by the participant will be made in such manner and on such terms and conditions as may be required by the committee. Petros will be entitled to set off against the amount of any such payment any amounts that Petros otherwise owes to the participant.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the 2020 Plan. However, it does not purport to be complete and does not describe the state, local, or foreign tax considerations or the consequences for any particular individual. This discussion is based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Stock Options.    A participant generally does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of common stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Petros generally should be entitled to a federal income tax deduction, subject to applicable limitations, at the same time and for the same amount as the participant recognizes as ordinary income. Any subsequent gain or loss generally will be taxable as long-term or short-term capital gain or loss for which Petros would not be entitled to a deduction.

Upon exercise of an incentive stock option, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year from the date of exercise, any gain or loss realized on the sale of the shares will be treated as a long-term capital gain or loss and the tax basis of the shares received for capital gain treatment is the option exercise price. If the participant disposes of the shares within either of the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise. In addition, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which a participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the shares over the $100,000 threshold will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were actually nonqualified stock options. Petros is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares because the holding periods described above were not met.

Special Rule if Exercise Price is Paid for in Shares.    If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of Petros’ common stock and the transaction is not a disqualifying disposition of shares previously acquired under an incentive stock option, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The number of shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a stock option constitutes a disqualifying disposition of shares previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired upon exercise of the incentive stock option, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the requisite holding periods. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Stock Appreciation Rights.    No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of common stock or other property received upon the exercise. Subject to applicable limitations, Petros generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s taxable income.

Restricted Stock, Performance, and Restricted Stock Unit Awards.    The participant will not realize ordinary income on the grant of an unvested restricted stock award (or a performance award if the shares of common stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested, and Petros will generally will be entitled to a corresponding deduction, subject to applicable limitations, in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares, and Petros generally will be entitled to a deduction for the same amount, subject to applicable limitations. If a valid Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award (or a performance award under which shares of common stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award, and Petros generally will be entitled to a corresponding deduction, subject to applicable limitations.

Upon disposition of shares of common stock acquired under a restricted stock award, performance award, or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Other Stock-Based Awards and Dividend Equivalents.    Generally, the granting of other stock-based awards or dividend equivalent rights should not result in the recognition of taxable income by the recipient or a tax deduction by Petros. The payment or settlement of other stock-based awards or dividend equivalent rights generally should result in immediate recognition of taxable ordinary income by the recipient, equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of any common stock received, and a corresponding tax deduction by Petros, subject to applicable limitations. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and to Petros generally will be similar to the tax consequences of restricted stock awards, as described above. If any other stock-based award consists of unrestricted shares, the recipient of those shares generally will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and Petros generally will be entitled to a corresponding tax deduction, subject to applicable limitations.

Company Tax Deduction and Other Tax Matters

Million Dollar Deduction Limit and Other Tax Matters.    Petros may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either Petros’ principal executive officer or principal financial officer, (ii) an individual who is among Petros’ three highest compensated officers for the taxable year (other than an individual who was either Petros’ principal executive officer or principal financial officer at any time during the taxable year), or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities), and (y) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.

While the deductibility of executive compensation for federal income tax purposes is among the factors the committee considers when structuring Petros’ executive compensation arrangements, it is not the sole or primary factor considered. Petros retains the flexibility to authorize compensation that may not be deductible if Petros believes it is in the best interests of the Company.

If a participant’s rights under the 2020 Plan are accelerated as a result of a change in control and the participant is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes, if applicable) payable by the individual on the value of such accelerated rights, and (ii) the loss by Petros of a corresponding compensation deduction.

Section 409A of the Code.    Certain types of awards under the 2020 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury Regulations and other authoritative guidance that may be issued under Section 409A of the Code. To the extent determined necessary and appropriate by the Committee, the 2020 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

With respect to the increased number of shares reserved under the 2020 Plan pursuant to the Incentive Plan Amendment, Petros cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2020 Plan because the grant of awards and terms of such awards are to be determined in the discretion of the committee.

The market value of Petros’ common stock is $        per share based on the closing price of our common stock on              , 2023.

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve the Incentive Plan Amendment Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Incentive Plan Amendment Proposal. Because the Incentive Plan Amendment Proposal is not considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, will not be able to vote your shares without your instruction with respect to the Incentive Plan Amendment Proposal. As a result, the failure to instruct your bank, broker, trustee or other nominee as to how to vote on the Incentive Plan Amendment Proposal will result in a broker non-vote, which will have no effect on the results of this vote.

The Board recommends that you vote “FOR” the Incentive Plan Amendment Proposal, and proxies solicited by the Board will be voted in favor of the proposal unless a stockholder indicates otherwise on the proxy.

Proposal No. 3 —The  Share Increase Proposal

Our Board has approved, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting such increase in the number of authorized shares (the “Share Increase Amendment”) is attached to this Proxy Statement as Annex B.

We currently have a total of 200,000,000 shares of capital stock authorized under our Charter, consisting of 150,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. If the Share Increase Proposal is approved by our stockholders, our Board will be authorized, in its discretion, to file the Share Increase Amendment with the office of the Delaware Secretary of State, which would have the effect of increasing the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 and increase the number of authorized shares of all classes of stock from 200,000,000 to 300,000,000. The number of shares of authorized preferred stock would remain unchanged.

Background and Purpose of the Proposal

Our Board has determined that it would be in the Company’s best interests and in the best interests of our stockholders to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to make payments due to the holders of the Preferred Shares and the Warrants in the form of Conversion Shares and Warrant Shares, and to pursue all finance and corporate opportunities involving our Common Stock, which may include private or public offerings of our equity securities, without the need to obtain additional stockholder approvals. Each additional authorized share of Common Stock would have the same rights and privileges as each share of currently authorized Common Stock.

Pursuant to the Purchase Agreement, we are obligated to reserve an amount of Common Stock equal to the sum of (i) 200% of the maximum number of Conversion Shares issuable upon conversion of all of the Preferred Shares then outstanding (assuming for purposes hereof that the Preferred Shares are convertible at the Floor Price without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations), and (ii) 200% of the maximum number of Warrant Shares initially issuable upon exercise of all the Warrants then outstanding without taking into account any limitations on the exercise of the Warrants set forth therein (the “Required Reserve Amount”).

If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, we are obligated pursuant to the Purchase Agreement to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet our obligations and obtaining stockholder approval of an increase in such authorized number of shares to meet the Required Reserve Amount. We currently do not have a sufficient number of authorized shares of Common Stock to meet the Required Reserve Amount. Accordingly, we must hold a special meeting of stockholders to increase the number of authorized shares of Common Stock in order to meet the Required Reserve Amount. The Share Increase Amendment is intended to fulfill this obligation.

In addition, if we are unable to make dividend or amortization payments on the Preferred Shares in shares of our Common Stock because we do not have sufficient number of authorized shares of Common Stock, we will have to satisfy such payment obligations by means of cash redemption payments to the holders of Preferred Stock.

further, the Board believes that unless we obtain stockholder approval to amend the Charter to increase the number of authorized shares of Common Stock, we will be severely limited by the inability to issue additional shares pursuant to awards under the 2020 Plan or in connection with future capital raising transactions or strategic transactions. This may cause a delay in our future capital raising or other strategic transactions and may have a material adverse effect on our business and financial condition.

As of the Record Date,                 shares of Common Stock were outstanding, with                 shares of authorized Common Stock remaining reserved for issuance. Thus, as of the Record Date, we had                 shares of authorized Common Stock remaining that were unissued and unreserved for issuance.

Consequences of Not Approving this Proposal

If the Share Increase Proposal is not approved by our stockholders, we may not have enough shares to make payments due to the holders of the Preferred Shares or upon exercise of the Warrants in the form of Conversion Shares or Warrant Shares. If we are prevented from issuing Conversion Shares upon conversion of the Preferred Shares by the holder thereof, in lieu of delivering such Conversion Shares to such holder, we would be required to redeem such Preferred Shares at a price equal to the sum of (i) the product of (x) such number of Conversion Shares as are unavailable for issue and (y) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date such holder delivers the applicable conversion notice to the Company and ending on the date of our issuance and payment to such holder and (ii) certain fees. If we do not have sufficient cash resources to make these payments, we may need to delay, reduce or eliminate certain research and development programs or other operations, sell some or all of our assets or merge with another entity.

Additionally, if the Share Increase Proposal is not approved by our stockholders, our financing alternatives will be limited by the lack of any available unissued and unreserved authorized shares of Common Stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled employees, and if the Share Increase Proposal is not approved by our stockholders, the lack of any available unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve the Share Increase Proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

Further, unless we obtain stockholder approval for the Share Increase Proposal, we will be required to incur additional costs in order to hold additional stockholder meetings to seek such approval as is required under the Certificate of Designations.

Rights of Additional Authorized Shares

If and when issued, the additional Common Stock to be authorized by adoption of the Share Increase Amendment would have rights and privileges identical to our currently outstanding Common Stock. Those rights do not include preemptive rights with respect to the future issuance of any additional shares of Common Stock.

Potential Adverse Effects of Increase in Authorized Common Stock

The authorization of additional shares of Common Stock sought by this proposal would not have any immediate dilutive effect upon the proportionate voting power or rights of our existing stockholders; however, to the extent that the additional authorized shares of Common Stock are issued in the future, including in connection with issuances pursuant to the Certificate of Designations and the Warrants and future capital raising transactions or strategic transactions, such issuance may decrease existing stockholders’ percentage equity ownership and, depending upon the effective Conversion Price or Exercise Price, as the case may be, or the price of which they are issued, could be dilutive to existing stockholders and have a negative effect upon the market price of the Common Stock. Our stockholders do not have preemptive rights, which means they do not have the right to purchase shares in any future issuance of Common Stock in order to maintain their proportionate ownership of Common Stock.

Anti-Takeover Effects

The increased proportion of unissued authorized shares, compared to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Share Increase Amendment is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Timing of Proposed Amendment

If the Share Increase Proposal is approved by the stockholders, the Board will have the authority to file the Share Increase Amendment with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of Common Stock and corresponding change to the number of authorized shares of capital stock. The actual timing for implementation of the Share Increase Amendment would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Share Increase Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend the Charter to effect the Share Increase Amendment. If the Board should decide to file the Share Increase Amendment with the office of the Secretary of State of Delaware, the Share Increase Amendment would become effective on the date it is filed.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, Intracoastal, which beneficially owns more than 5% of our voting securities, participated in the Private Placement. Intracoastal may by unable to convert all of its Preferred Shares and exercise all of the Warrants issued to it in connection with the Private Placement if this proposal is not approved by our stockholders.

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve the Share Increase Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Share Increase Proposal. Because the Share Increase Proposal is not considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, will not be able to vote your shares without your instruction with respect to the Share Increase Proposal. As a result, the failure to instruct your bank, broker, trustee or other nominee as to how to vote on the Share Increase Proposal will result in a broker non-vote, which will have no effect on the results of this vote.

The Board recommends that you vote “FOR” the Share Increase Proposal, and proxies solicited by the Board will be voted in favor of the proposal unless a stockholder indicates otherwise on the proxy.

Proposal No. 4 — The Adjournment Proposal

Background of and Rationale for the Adjournment Proposal

Our Board has approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal.

The approval of each of the Issuance Proposal, the Incentive Plan Amendment Proposal and the Share Increase Proposal requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on such proposal. The Board believes that if the number of votes received with respect to any of these proposals is less than said majority and is therefore insufficient to approve such proposal, then it may be in the best interests of the stockholders to adjourn the Special Meeting to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal, as applicable.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal, as applicable.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of votes represented by the outstanding stock entitled to vote at the Special Meeting will be against the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal, we could adjourn or postpone the Special Meeting without a vote on the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Issuance Proposal, the Incentive Plan Amendment Proposal or the Share Increase Proposal, as applicable.

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve the Adjournment Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Adjournment Proposal. Because the Adjournment Proposal is not considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, will not be able to vote your shares without your instruction with respect to the Adjournment Proposal. As a result, the failure to instruct your bank, broker, trustee or other nominee as to how to vote on the Share Increase Proposal will result in a such broker non-vote, which will have no effect on the results of this vote.

The Board recommends that you vote “FOR” the Adjournment Proposal, and proxies solicited by the Board will be voted in favor of the proposal unless a stockholder indicates otherwise on the proxy.

Other Matters

The Board knows of no other business which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

Stockholder Communications To The Board

The Company has a process for stockholders who wish to communicate with the Board, including any Board committee, individual director or the Executive Chairman. Stockholders who wish to communicate with the Board, any Board Committee or any individual director may do so by writing to the Company’s President and Chief Commercial Officer, Fady Boctor, at 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036. In general, any stockholder communication delivered to our President and Chief Commercial Officer for forwarding to the Board, the Executive Chairman or a specified group of Board members will be forwarded in accordance with the stockholder’s instructions. However, our President and Chief Commercial Officer reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Stockholder Proposals And Nominations For Director

To be considered for inclusion in the proxy statement relating to our 2023 annual meeting of stockholders (the “2023 Annual Meeting”), pursuant to Rule 14a-8 of the Exchange Act, we must receive stockholder proposals (other than for director nominations) not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the 2022 annual meeting of stockholder (the “2022 Annual Meeting”). To be considered for presentation at the 2023 Annual Meeting, outside of the requirements of Rule 14a-8 of the Exchange Act, although not included in the proxy statement, proposals must be received not less than ninety (90) nor more than one hundred twenty (120) days prior to the one year anniversary of this year’s meeting date, provided, however, that in the event that the 2023 Annual Meeting is called for a date that is not within thirty (30) days before or after the date that is one year from the 2022 Annual Meeting date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the 2023 Annual Meeting was mailed or public disclosure of the date of the 2023 Annual Meeting was made, whichever first occurs. Proposals that are not received in a timely manner will not be presented or voted on at the 2023 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should directed to the Company’s President and Chief Commercial Officer, Fady Boctor, at 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036.

In addition to satisfying the requirements under our Amended and Restated By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 30, 2023 (i.e., the date that is 60 days prior to the anniversary date of the 2022 Annual Meeting of stockholders).

Annex A

First AMENDMENT TO
Amended and restated Petros Pharmaceuticals, Inc.
2020 Omnibus Incentive Compensation PLAN

This first Amendment To amended and restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan (this “Amendment”), effective as of August 15, 2023 is made and entered into by Petros Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan (the “Plan”).

RECITALS

WHEREAS, Section 17(a) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time, provided that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or any other applicable law, or to comply with the applicable stock exchange requirements;

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan, as set forth in Section 4(a) of the Plan, by an additional 2,500,000 shares of Common Stock; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval in accordance with Section 17(a) of the Plan.

NOW, THEREFORE, in accordance with Section 17(a) of the Plan, the Company hereby amends the Plan as follows:

1.              Section 4(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4(a):

(a)              Shares Authorized. Subject to adjustment as described below in Sections 4(b) and 4(e), the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards made on and after the Effective Date shall be 2,760,000 shares. In addition, and subject to adjustment as described below in Sections 4(b) and 4(e), shares of Common Stock subject to outstanding Awards granted under the Plan before the Effective Date and shares of Common Stock subject to outstanding grants under the Prior Plans that terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, vested or paid in shares after the Effective Date shall be added to the shares reserved under the Plan. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options granted on and after the Effective Date shall not exceed 2,760,000 shares of Common Stock.

2.              This Amendment shall be effective on the date first set forth above.  In the event stockholder approval of this Amendment is not obtained within twelve (12) months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as Incentive Stock Options.

3.              Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page follows.]

A-2

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

Petros Pharmaceuticals, Inc.

By:
Name:
Title:

Signature Page to
First Amendment to Amended and Restated Petros Pharmaceuticals, Inc.
2020 Omnibus Incentive Compensation Plan

Annex B

Certificate of Amendment
of
Amended And Restated Certificate of Incorporation
of
Petros Pharmaceuticals, Inc.

Petros Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on December 1, 2020 (the “Certificate of Incorporation”).

2.	Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

3.	The Certificate of Incorporation is hereby amended by amending the first sentence of paragraph A of Article FOURTH as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 250,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (b) 50,000,000 shares of Preferred Stock, $0.0001 par value per share and stated value (“Stated Value”) per share of $1,000.00 (“Preferred Stock”).”

4.	Pursuant to the resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

5.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows.]

[Signature Page to Certificate of Amendment]

In witness whereof, Petros Pharmaceuticals, Inc. has caused this Certificate to be duly executed by the undersigned duly authorized officer as of this [●] day of [●], [●].

Petros Pharmaceuticals, Inc.

By:
Name:
Title:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. 1. To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying shares of convertible preferred stock and warrants issued by us in a private placement in July 2023 in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of convertible preferred stock in the form of issuance of shares of common stock and upon the operation of anti-dilution provisions applicable to such convertible preferred stock and warrants in accordance with their terms). 2. To approve a proposed amendment to the Amended and Restated Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan to increase the aggregate number of shares available for the grant of awards by 2,500,000 shares, to a total of 2,760,000 shares of common stock. 3. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 and to make a corresponding change to the number of authorized shares of capital stock. 4. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals. For Against Abstain ! ! ! PETROS PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following proposals: PETROS PHARMACEUTICALS, INC. 1185 AVENUE OF THE AMERICAS 3RD FLOOR NEW YORK, NY 10036 ! ! ! ! ! ! ! ! ! V22231-S72898 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PTPI2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 13, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. YOUR VOTE IS IMPORTANT Voting Instructions are on Reverse V22232-S72898 PETROS PHARMACEUTICALS, INC. Special Meeting of Stockholders September 14, 2023 10:00 AM This proxy is solicited by the Board of Directors The stockholder hereby appoints Fady Boctor as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock, par value $0.0001 (the “Common Stock”) of PETROS PHARMACEUTICALS, INC. (the “Company”) that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM ET on September 14, 2023, via live audio webcast at www.virtualshareholdermeeting.com/PTPI2023SM, and any adjournment or postponement thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxy will have authority to vote “FOR” Proposals 1-4. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF. Please return your completed proxy whether or not you plan to attend the Special Meeting. You may nevertheless vote in person if you do attend. If you vote by Internet, you do NOT need to mail back your proxy card unless you intend to revoke and change your prior vote. Continued and to be signed on reverse side